Exhibit 99.1

News From

Buena, NJ 08310

Release Date: July 24, 2014

Contact:

Jenniffer Collins

IGI Laboratories, Inc.

(856) 697-4379

www.igilabs.com

IGI LABORATORIES, INC. ANNOUNCES CHANGE TO ITS BOARD OF DIRECTORS

BUENA, NJ – (PRNewswire) - IGI Laboratories, Inc. (NYSE MKT: IG), a New Jersey based specialty generic pharmaceutical company, today announced it has accepted Damian Finio’s resignation from its Board of Directors. Mr. Finio has accepted a senior level finance position at a pharmaceutical company, and under the terms of his acceptance of his new position, Mr. Finio will be unable to continue in his role as Director for IGI Laboratories, Inc. The effective date of his resignation will be August 11, 2014. The Company has begun a search to replace Mr. Finio on its Board of Directors.

About IGI Laboratories, Inc.

IGI Laboratories is a specialty generic drug development and manufacturing company. Our mission is to be a leading player in the specialty generic prescription drug market.

IGI Laboratories, Inc. “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. This press release includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions, and other statements contained in this press release that are not historical facts and statements identified by words such as " will," “believe”, “target”, “estimated,” "continue" or words of similar meaning. These statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption "Risk Factors" in IGI Laboratories, Inc.’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other reports we file with the Securities and Exchange Commission. Actual results may differ materially from these expectations. Factors that could cause actual results to differ materially from these expectations include, but are not limited to: our inability to meet current or future regulatory requirements in connection with existing or future ANDAs; our inability to achieve profitability; our failure to obtain FDA approvals as anticipated; our inability to execute and implement our business plan and strategy; the potential lack of market acceptance of our products; our inability to protect our intellectual property rights; changes in global political, economic, business, competitive, market and regulatory factors; and our inability to complete successfully future product acquisitions. IGI Laboratories, Inc. does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.